UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2016

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2886 Carriage Manor Point, Colorado Springs, Colorado 80906

(Address of Principal Executive Offices) (Zip Code)

(303) 320-7708

(Registrant’s telephone number including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)On March 21, 2016, the Board of Directors of Gold Resource Corporation (the “Company”), upon the recommendation of the Company’s Audit Committee, approved the engagement of EKS&H LLLP (“EKS&H”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and simultaneously approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.

KPMG has completed its audit services and has issued its report on the consolidated financial statements for the year ending December 31, 2015. The Company filed its Annual Report on Form 10-K on March 9, 2016.

During the two fiscal years ended December 31, 2015, and the subsequent interim period through March 21, 2016, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG’s satisfaction would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except for the following material weakness: the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness related to maintenance of effective controls over the accounting for income taxes, including the income tax provision and related tax assets and liabilities.

The audit reports of KPMG on the Company’s consolidated financial statements for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were the audit reports qualified or modified as to uncertainty, audit scope or accounting principles.  The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2014 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that there was ineffective internal control over income taxes. As of December 31, 2015, the Company has completed the documentation and testing of the design and effectiveness of the corrective actions taken, and therefore, management concluded that, as of December 31, 2015, the material weakness related to its accounting for income taxes was remediated.

The Company provided KPMG a copy of the disclosures it is making in this Form 8-K and requested that KPMG furnish a letter addressed to the Securities and Exchange Commission indicating whether it agrees with the above statements. A copy of KPMG’s letter is filed as Exhibit 16.1 hereto.

(b)During the two most recent years ended December 31, 2015 and 2014, and the subsequent interim period through March 21, 2016, the Company has not consulted with EKS&H regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EKS&H that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.  The following exhibits are furnished with this report:

16.1Letter from KPMG LLP addressed to the U.S. Securities and Exchange Commission dated March 23, 2016.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: March 23, 2016	By:	/s/ Jason D. Reid
	Name:	Jason D. Reid
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

3
Exhibit Number	Description of Exhibit

16.1	Letter from KPMG LLP addressed to the U.S. Securities and Exchange Commission dated March 23, 2016.